EXHIBIT 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director or Executive Officer of Stage Stores, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of reports on Form 3, 4 and 5 (as well as applications for EDGAR filer identification numbers and any other reports required under Section 16(a) of the Securities Exchange Act of 1934) and Form 144, if required under the Securities Act of 1933, on my behalf including, but not limited to, those cases where time is short or I am unavailable to review the form, hereby constitutes and appoints Andrew T. Hall, Edward J. Record and Richard E. Stasyszen, and each of them (with full power to each of them to act alone), the undersigned’s true and lawful attorneys-in-fact and agents, for the undersigned and on the undersigned’s behalf and in the undersigned’s name, place and stead, in any and all capacities, to prepare, sign, and file with the Securities and Exchange Commission reports on Form 3, 4 and 5 (as well as applications for EDGAR filer identification numbers and any other reports required under Section 16(a) of the Securities Exchange Act of 1934) and Form 144, if required under the Securities Act of 1933, together with all amendments thereto, with all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission and any other regulatory authority granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, might lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has signed this Power of Attorney as of the 16th day of February, 2009.

DIRECTORS

/s/ Alan J. Barocas	/s/ Sharon B. Mosse
Alan J. Barocas, Director	Sharon B. Mosse, Director

/s/ Michael L. Glazer	/s/ James R. Scarborough
Michael L. Glazer, Director	James R. Scarborough, Director

/s/ John T. Mentzer	/s/ David Y. Schwartz
John T. Mentzer, Director	David Y. Schwartz, Director

/s/ William J. Montgoris
William J. Montgoris, Director

IN WITNESS WHEREOF, the undersigned has signed this Power of Attorney as of the 16th day of February, 2009.

EXECUTIVE OFFICERS

/s/ Andrew T. Hall	/s/ Joann Swartz
Andrew T. Hall	Joann Swartz
President and CEO	Executive Vice President, Advertising
and Marketing

/s/ Edward Record	/s/ Gough Grubbs
Edward Record	Gough Grubbs
Executive Vice President and CFO	Senior Vice President, Logistics and
Distribution

/s/ Ernest Cruse	/s/ Richard Stasyszen
Ernest Cruse	Richard Stasyszen
Executive Vice President, Store Operations	Senior Vice President-Finance and
Controller

/s/ Ron Lucas	/s/ Mel Ward
Ron Lucas	Mel Ward
Executive Vice President, Human Relations	Senior Vice President, Real Estate

/s/ Richard Maloney	/s/ Russ Lundy II
Richard Maloney	Russ Lundy II
President, COO	Senior Vice President, Stores
Peebles Division	Peebles Division